Exhibit 23.1



                 Consent of Independent Public Accountants



    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated April 1, 1996 included in Mobile Telecommunication Technologies Corp.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.


                                                  /s/ Arthur Andersen LLP
                                                  ARTHUR ANDERSEN LLP



Jackson, Mississippi,
November 12, 1996.